USANA, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
Unaudited


                                                                   June 30         December 31
                                                                    1996              1995
                                                               --------------     --------------
ASSETS
Current assets
        Cash                                                   $   1,881,370      $   2,976,406
        Accounts receivable, less allowance
	    for doubtful accounts of $ 0
            in 1996 and $ 2,000 in 1995                              126,478             11,246
        Inventories                                                4,011,650          2,127,724
        Prepaid expenses and other assets                            364,912             75,365
        Deferred income taxes                                        170,059            170,000
                                                               --------------     --------------
                 Total current assets                              6,554,469          5,360,741

Property and equipment, at cost
        Land                                                       1,748,877          1,748,877
        Building under construction                                4,297,487          1,508,886
        Equipment and furniture, net of accumulated
            depreciation and amortization of $1,150,463
            in 1996 and $ 874,178 in 1995                          1,721,059          1,318,343
Other assets
        Deposits on Machinery                                        455,967            186,115
        Other                                                         49,952             50,641
                                                               --------------     --------------
                 Total assets                                  $  14,827,811      $  10,173,603
                                                               ==============     ==============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
        Accounts payable                                       $   1,719,773      $   1,210,205
        Short-term borrowings                                      1,000,000              -
        Accrued liabilities:
                 Accrued commissions                                 552,331            231,819
                 Sales tax payable                                   565,447            465,830
                 Income taxes payable                                549,433          1,435,469
                 Accrued compensation and related items              404,460             99,074
                 Other                                               366,503             36,744
                 Unearned revenue                                    327,486             76,127
        Current maturities of long-term obligations                   10,909             10,909
                                                               --------------     --------------
                 Total current liabilities                         5,496,342          3,566,177

Long-term obligations, less current maturities                         1,294              3,910

Deferred income taxes                                                 49,160             49,000

Stockholders' equity
        Common stock, no par value, 50,000,000
             shares authorized, 6,326,619 and
             6,280,119 shares issued and outstanding
             at 1996 and 1995, respectively.                       6,146,742          6,004,917
        Cumulative foreign currency translation adjustment            (7,244)            (3,752)
        Retained earnings                                          3,141,517            553,351
                                                               ---------------    --------------
                 Total stockholders' equity                        9,281,015          6,554,516
                                                               ---------------    --------------
        Total liabilities and stockholders' equity             $   14,827,811     $  10,173,603
                                                               ===============    ==============


The accompanying notes are an integral part of these statements

USANA, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Unaudited

                                                                       Six Months Ended
                                                                           June 30,
                                                                       -----------------
                                                                      1996            1995
                                                                ---------------------------------


Increase (decrease) in cash and cash equivalents
	Cash
              Net earnings                                      $    2,588,165     $     906,240
              Adjustments to reconcile net earnings
                   to net cash provided by operating
                   activities:
                        Depreciation and amortization                  285,032           159,304
                        Gain on sale of property
                            and equipment                               (5,784)         (104,281)
                        Deferred income taxes                              101            23,000
                        Changes in assets and liabilities
                            Receivables                               (115,232)           (9,723)
                            Inventories                             (1,883,926)         (462,329)
                            Prepaid expenses and other assets         (288,858)         (137,111)
                            Cash overdraft                                -             (275,084)
                            Accounts payable                           509,568            56,071
                            Accrued liabilities                        420,597           612,549
                                                                ---------------    --------------
                            Total adjustments                       (1,078,502)         (137,604)
                                                                ---------------    --------------

                            Net cash provided by
                                operating activities                 1,509,663           768,636
                                                                ---------------    --------------

Cash flows from investing activities
        Equipment deposits                                            (269,852)          (61,790)
        Construction in progress of office building                 (2,788,601)
        Purchase of property and equipment                            (691,362)         (259,822)
        Proceeds from sale of equipment                                  9,400           230,700
        Advances - related parties                                                       160,000
                                                                ---------------    --------------

                            Net cash (used in) provided by
                                investing activities                (3,740,415)           69,088
                                                                ---------------    --------------

Cash flows from financing activities
        Payments on long-term debt                                      (2,616)          (17,182)
        Short-term borrowings                                        1,000,000
        Common stock issued                                            141,825
                                                                ---------------    --------------

                            Net cash provided by (used in)
                                financing activities                 1,139,209           (17,182)
                                                                ---------------    --------------

Effect of exchange rate changes on cash                                 (3,493)                -
                                                                ---------------    --------------
        Net (decrease) increase in cash
            and cash equivalents                                    (1,095,036)          820,542

Cash and cash equivalents at beginning of period                     2,976,406           646,904

Cash and cash equivalents at end of period                      $    1,881,370       $ 1,467,446
                                                                ===============    ==============


The accompanying notes are an integral part of these statements

USANA, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
Unaudited


                                                                        Three Months Ended
                                                                             June 30,
                                                                ---------------------------------
                                                                       1996             1995
                                                                      ------           -------


Net sales                                                       $   14,214,782     $   5,587,461
Cost of sales                                                        3,069,426         1,343,219
                                                                ---------------    --------------
              Gross profit                                          11,145,356         4,244,242

Expenses
         Distributor incentives                                      6,337,838         2,257,628
         Selling, general and administrative                         2,304,371         1,003,805
         Research and development                                      155,706            62,260
                                                                ---------------    --------------
              Total operating expenses                               8,797,915         3,323,693
                                                                ---------------    --------------

              Earnings from operations                               2,347,441           920,549

Other Income (expense)
         Interest income                                                39,313            14,296
         Interest expense                                                 (472)
         Other, net                                                        199           104,281
                                                                ---------------    --------------
              Total other income (expense)                              39,040           118,577
                                                                ---------------    --------------

              Earnings before income taxes                           2,386,481         1,039,126


Income taxes                                                          (917,274)         (415,651)
                                                                ---------------    --------------
         NET EARNINGS                                           $    1,469,207     $     623,475
                                                                ===============    ==============
Earnings per common and common equivalent share                 $         0.23     $        0.12
                                                                ===============    ==============
Weighted average number of common and
         common equivalent shares                                    6,285,850         5,315,742
                                                                ===============    ==============


The accompanying notes are an integral part of these statements

USANA, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
Unaudited


                                                                       Six Months Ended
                                                                            June 30,
                                                                ---------------------------------
                                                                      1996             1995
                                                                     ------           ------


Net sales                                                       $  24,768,942      $   8,787,416
Cost of sales                                                       5,107,184          2,158,400
                                                                --------------     --------------
         Gross profit                                              19,661,758          6,629,016

Expenses
         Distributor incentives                                    11,154,273         3,611,992
         Selling, general and administrative                        4,141,297         1,593,992
         Research and development                                     283,491            80,248
                                                                --------------     -------------
         Total operating expenses                                  15,579,061         5,286,232
                                                                --------------     -------------

         Earnings from operations                                   4,082,697         1,342,784

Other Income (expense)
         Interest income                                               89,147            21,825
         Interest expense                                                (856)
         Other, net                                                    13,331           104,281
                                                                --------------     -------------
         Total other income (expense)                                 101,622           126,106
                                                                --------------     -------------

         Earnings before income taxes                               4,184,319         1,468,890


Income taxes                                                       (1,596,154)         (562,650)
                                                                --------------     -------------
         NET EARNINGS                                           $   2,588,165      $    906,240
                                                                ==============     =============

Earnings per common and common equivalent share                 $        0.41      $       0.17
                                                                ==============     =============

Weighted average number of common and
         common equivalent shares                                   6,282,984         5,315,742
                                                                ==============     =============


The accompanying notes are an integral part of these statements.